Exhibit 99.1

MAKO Surgical Corp. Announces 2009 Fourth Quarter Selected Operating Results

Highlights

Commercial installed base increased by seven systems to 36 RIO® systems

561 MAKOplasty® procedures performed, a 34% increase from third quarter 2009

FORT LAUDERDALE, FL – (GLOBENEWSWIRE) — January 7, 2010 — MAKO Surgical Corp. (NASDAQ:MAKO), a medical device company that markets both its RIO® robotic arm interactive orthopedic surgical platform and proprietary RESTORIS® implants for minimally invasive orthopedic knee procedures known as MAKOplasty®, today announced selected operating results for the quarter ended December 31, 2009 in anticipation of its business update presentation at the 28th Annual J.P. Morgan Healthcare Conference at the Westin St. Francis Hotel in San Francisco on Wednesday, January 13, 2010 at 2:30 pm PST.

MAKO will provide a live webcast of the business update presentation. Interested parties may access the live webcast by visiting the investor relations section of MAKO’s web site at www.makosurgical.com. A replay of the webcast will be available at the site after the live presentation.

2009 Fourth Quarter Selected Operating Results

RIO Systems – Seven RIO systems were installed and customer accepted at commercial sites during the fourth quarter. A total of 19 new RIO systems were installed in 2009 and, as of December 31, 2009, the total number of MAKO’s commercial MAKOplasty sites was 36.

MAKOplasty Procedures – During the fourth quarter, 561 MAKOplasty procedures were performed, representing a 34% increase over the third quarter of 2009 and a 180% increase over the fourth quarter of 2008. The average monthly utilization per commercial site increased to 6.0 procedures during the fourth quarter up from 5.4 procedures per site per month in the third quarter. A total of 1,602 MAKOplasty procedures were performed in 2009 and 2,384 procedures have been performed since the first procedure in June 2006.

“We are pleased that our ongoing focus on execution has continued to produce strong operating results,” said Maurice R. Ferré, M.D., President and Chief Executive Officer of MAKO.  “The addition of seven new commercial sites and the 561 MAKOplasty procedures performed in the fourth quarter represent an increase of the adoption trends that we experienced in the first three quarters of 2009.”

Earnings Call Information

MAKO will host a conference call on Monday, March 8 at 4:30 pm EST to discuss its fourth quarter and full year financial results.  To listen to the conference call, please dial 800-967-7187 for domestic callers and 719-457-2734 for international callers approximately ten minutes prior to the start time. To access the live audio broadcast or the subsequent archived recording, visit the Investor Relations section of MAKO’s website at www.makosurgical.com.

About MAKO Surgical Corp.

MAKO Surgical Corp. is a medical device company that markets both its RIO® Robotic-Arm Interactive Orthopedic system and its proprietary RESTORIS® implants for minimally invasive orthopedic knee procedures. The MAKO RIO is a surgeon-interactive tactile surgical platform that incorporates a robotic arm and patient-specific visualization technology and prepares the knee joint for the insertion and alignment of MAKO’s resurfacing RESTORIS implants through a minimal incision. The FDA-cleared RIO system allows surgeons to provide a precise, consistently reproducible tissue-sparing, bone resurfacing procedure called MAKOplasty® to a large, yet underserved patient population suffering from early to mid-stage osteoarthritic knee disease. MAKO has an intellectual property portfolio of more than 250 licensed or owned patents and patent applications relating to the areas of robotics, haptics, computer assisted surgery and implants. Additional information can be found at www.makosurgical.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. MAKO intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements are based on the current estimates and assumptions of our management as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause actual results to differ materially from those indicated by forward-looking statements, many of which are beyond MAKO’s ability to control or predict. Such factors, among others, may have a material adverse effect on MAKO’s business, financial condition and results of operations and may include the potentially significant impact of a further or continued economic downturn on the ability of MAKO’s customers to secure adequate funding to buy MAKO’s products or cause MAKO’s customers to delay a purchasing decision, changes in competitive conditions and prices in MAKO’s markets, unanticipated issues relating to product releases, decreases in sales of MAKO’s principal product lines, increases in expenditures related to increased or changing governmental regulation or taxation of MAKO’s business, unanticipated issues in securing regulatory clearance or approvals for upgrades or changes to MAKO’s products, unanticipated issues associated with any healthcare reform that may be enacted, loss of key management and other personnel or inability to attract such management and other personnel and unanticipated intellectual property expenditures required to develop and market MAKO’s products. These and other risks are described in greater detail under Item 1A, “Risk Factors,” in MAKO’s quarterly report on Form 10-Q for the quarter ended June 30, 2009 filed with the Securities and Exchange Commission on August 5, 2009. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. MAKO does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

“MAKOplasty®,” “RESTORIS®” and “RIO®,” as well as the “MAKO” logo, whether standing alone or in connection with the words “MAKO Surgical Corp.” are trademarks of MAKO Surgical Corp.

CONTACT:

Investors:

MAKO Surgical Corp.
Susan M. Verde
954-927-2044 x349
sverde@makosurgical.com

or

Westwicke Partners
Mark Klausner, 443-213-0500
mark.klausner@westwicke.com

Source: MAKO Surgical Corp.